SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K



        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 8, 1997



                    United Trans-Western, Inc.
      (Exact name of registrant as specified in its charter)


              Delaware               0-9249            75-1519286
          (State or other         (Commission       (I.R.S. Employer
          jurisdiction of         File Number)      Identification No.)
          incorporation)


     3625 N. Hall Street, Suite 620, Dallas, TX               75219
     (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:  214-520-8177

Item 5.  Other Events

     On January 8, 1997, United Trans-Western, Inc. issued a press release to announce its plan to initiate, through its Hong Kong based subsidiary, UTW China Ltd. (collectively, the "Company"), a program to enhance, exploit and develop seven existing Chinese oil fields with Huayang Petroleum Exploration and Development Corporation ("HYPC") of Jiangsu Province, China. The Company is negotiating with HYPC to form an operating company which will design, implement and manage all aspects of the production enhancement and exploitation program aimed at increasing production from the seven oil fields in Jiangsu Province, onshore China. The Company will share in the proceeds from all increased oil and gas production stemming from the program. UTW China Ltd.
and HYPC plan to commence, through the operating company, technical assessment of the oil fields during the first quarter of 1997, and then enter into a definitive, binding Joint Venture Contract ("JVC") with a goal of initiating field operations by the third quarter of 1997. The Company believes the JVC, when executed, will be the first of its type to be entered into between a foreign oil and gas company and an onshore provincial oil and gas company in China.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

          10.1 Press release dated January 8, 1997 issued by United Trans-Western, Inc.

Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report on its behalf by the undersigned hereunto duly authorized.

                              UNITED TRANS-WESTERN, INC.



                              By:
                                   J. W. Brown
                                   Treasurer (Chief Financial Officer)

Date: January 9, 1997

                          Exhibit Index


     No.            Description                             Page

     10.1      Press release dated January 8, 1997                 4
               issued by United Trans-Western, Inc.

                    UNITED TRANS-WESTERN, INC.
                          PRESS RELEASE

                         January 8, 1997



     United Trans-Western, Inc. is pleased to announce its plans to initiate, through its Hong Kong based subsidiary, UTW China Ltd. (collectively the "Company"), a program to enhance and develop seven existing Chinese oil fields with Huayang Petroleum Exploration and Development Corporation (HYPC) of Jiangsu Province, China.

     The Company is negotiating with the Chinese energy company to form a joint operating company which will design, implement and manage all aspects of a production enhancement program targeted at increasing oil and gas production from seven oil fields located in Jiangsu Province, onshore China. The
Company will share in the proceeds from all increased oil and gas production stemming from the program.

     The joint operating company, managed by UTW China Ltd., plans to commence technical assessment of the fields during the first quarter of 1997, and then enter into a definitive Joint Venture Contract with HYPC with a goal of initiating field operations by the third quarter of 1997.

     The Company believes the Joint Venture Contract, when executed, will be the first of its type entered into between a foreign oil and gas company and an onshore Provincial China company.

     United Trans-Western is currently traded on the Canadian Dealing Network under the stocksymbol UTWI and it is a NASDAQ Bulletin Board company with the stock symbol UTWC.